UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

PHH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-7797	52-0551284
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of Principal Executive Offices) (Zip Code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a Special Meeting of Stockholders of PHH Corporation (“PHH” or the “Company”) held on Wednesday, May 31, 2017, at 10:00 a.m., local time (the “Special Meeting”), stockholders holding 47,931,516 shares of the Company’s common stock, par value $0.01 per share, were present, in person or by proxy, representing approximately 89.4% of the 53,612,270 shares of the Company’s common stock that were issued and outstanding as of March 10, 2017, the record date for the Special Meeting.

At the Special Meeting, the Company’s stockholders approved (i) (a) the sale of the Company’s portfolio of Mortgage Servicing Rights (“MSRs”), as of October 31, 2016 (excluding the Company’s Ginnie Mae MSRs that were part of a sale transaction with Lakeview Loan Servicing, LLC announced in November 2016, the “MSR Portfolio”), together with all servicing advances related to the MSR Portfolio, to New Residential Mortgage LLC (“New Residential”), pursuant to the agreement for the purchase and sale of servicing rights, dated as of December 28, 2016, by and between New Residential, PHH Mortgage Corporation and, solely for the purposes set forth therein, the Company (the “MSR Sale”; such proposal, the “MSR Sale Sub-Proposal”) and (b) the sale of certain assets and liabilities of PHH Home Loans, LLC (“PHH Home Loans”) to Guaranteed Rate Affinity, LLC (“GRA”), pursuant to the asset purchase agreement dated as of February 15, 2017 by and between GRA, PHH Home Loans and RMR Financial, LLC and the Company (the “Home Loans Asset Sale”; such proposal, the “Home Loans Asset Sale Sub-Proposal”), (ii) on an advisory (non-binding) basis, the compensation of the named executive officers of the Company based on or that otherwise relates to the MSR Sale and the Home Loans Asset Sale, as disclosed pursuant to Item 402(t) of Regulation S-K (the “Transactions-Related Compensation Proposal”) and (iv) any adjournment or postponement of the Special Meeting to another date, time or place if necessary or appropriate, for the purpose of soliciting additional proxies for the proposals to be acted upon at the Special Meeting (the “Adjournment Proposal”). The proposals are described in further detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on Schedule 14A on May 4, 2017.

Votes cast at the Special Meeting were as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
MSR Sale Sub-Proposal	47,524,081	14,836	392,599	—
Home Loans Asset Sale Sub-Proposal	47,530,289	14,948	386,279	—
Transactions-Related Compensation Proposal	32,533,396	15,009,234	388,886	—
Adjournment Proposal	45,461,046	2,232,819	237,651	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Secretary

Dated:  May 31, 2017